SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 18, 2004

Date of Report

(Date of earliest event reported)

Click2learn, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0024289	91-1276003
(Commission File No.)	(IRS Employer Identification Number)

110-110th Avenue NE

Bellevue, Washington 98004

(Address of Principal Executive Offices)

(425) 462-0501

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events and Regulation FD Disclosure.

On February 18, 2004, IpLearn, LLC filed a patent infringement suit against Click2learn, Inc. in the Northern District of California asserting seven patent infringement claims related to online learning. IpLearn previously filed a patent infringement suit against Docent, Inc. and several other major providers of online learning software asserting infringement of many of the same patents. The complaint did not state any specific claim for monetary damages. Click2learn has retained patent counsel to represent it in this matter and intends to vigorously defend itself against these claims. However, if IpLearn prevails on its claims, we may be required to license one or more of these patents on terms that may or may not be favorable or we may be forced to alter our software products which are the subject of these claims, either of which may adversely affect our revenue and operating results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2004

Click2learn, Inc.

By:	/s/ Steven Esau
Name:	Steven Esau
Title:	Senior Vice President, General Counsel